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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Connetics Corporation for the registration of 547,063 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2000 with respect to the consolidated financial statements of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Palo Alto, California
August 30, 2000